UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2018

SB ONE BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	001-12569	22-3475473
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Enterprise Dr.

Rockaway, New Jersey 07866

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (844) 256-7328

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 5, 2018, SB One Bancorp (“SB One”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement/prospectus with respect to the special meeting of shareholders of Enterprise Bank N.J., a New Jersey-chartered bank (“Enterprise”), scheduled to be held on December 20, 2018 at which Enterprise shareholders will be asked to, among other things, vote on a proposal to approve the agreement and plan of merger by and among SB One, SB One Bank, a New Jersey-chartered bank and wholly owned subsidiary of SB One, and Enterprise dated as of June 19, 2018, pursuant to which Enterprise will merge with and into SB One Bank with SB One Bank surviving the merger.

A purported securities class action lawsuit has been filed against SB One, Enterprise and each of the members of the board of directors of Enterprise in the Superior Court of New Jersey Law Division: Union County. Captioned Parshall v. Enterprise Bank N.J., et al., (No. 003949-18), the case was filed on November 19, 2018, purports to have been brought on behalf of all public shareholders of Enterprise, and seeks to enjoin the defendants from proceeding with the shareholder vote on the proposed merger transaction at the special meeting or consummating the proposed merger unless and until SB One and Enterprise disclose allegedly omitted information, in addition to paying damages allegedly suffered by the plaintiffs as a result of the asserted omissions, as well as attorneys’ fees and expenses.

SB One and Enterprise believe that all allegations in the complaint are without merit, and further believe that no supplemental disclosure is required under applicable laws; however, SB One and Enterprise wish to make certain supplemental disclosures related to the merger transaction solely for the purpose of mooting the allegations contained in the complaint and avoiding the expense and burden of litigation. Nothing in the supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of any of the supplemental disclosures.

Important information concerning the merger transaction is set forth in the proxy statement/prospectus. The proxy statement/prospectus is amended and supplemented by, and should be read as part of, and in conjunction with, the information set forth in this Current Report on Form 8-K.

SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS

SB One and Enterprise have agreed to make the following amended and supplemental disclosures to the proxy statement/prospectus. This supplemental information should be read in conjunction with the proxy statement/prospectus, which should be read in its entirety. Certain terms used but not defined herein have the meanings set forth in the proxy statement/prospectus. Without admitting in any way that the disclosures below are material or otherwise required by law, SB One and Enterprise make the following amended and supplemental disclosures:

The following information supplements FCA’s Pro Forma Analysis: (i) estimated earnings per share for SB One of $1.96 for 2018 (excluding one-time merger costs) and $2.34 in 2019 (ii) purchase accounting assumptions consisted of the following: (A) available for sale securities valued at current market value, (B) held to maturity investments valued at fair value, (C) loan interest rate mark of –($647) thousand, (D) loan credit mark of –($5.2) million, (E) time deposit interest rate mark of $699 thousand, (F) borrowings interest rate mark of $86 thousand, and (G) core deposit intangible of $1.2 million; (iii) cost savings projection of $1.7 million (iv) costs and expenses associated with the transaction of $3.7 million (excluding the cash out of options which were included in the total deal value calculated) and (v) 16.7% earnings accretive to SB One’s 2019 earnings and -0.1% dilutive to tangible book value per share at closing. All financial items mentioned above are pre-tax.

FCA’s parent organization, FinPro, Inc. provided consulting services to Enterprise over the two years preceding the date of FCA’s opinion and received compensation for such services. Such consulting services included, among other things, strategic planning, capital planning, asset liability management modeling, interest rate risk and balance sheet strategies, enterprise risk management, and regulatory consulting. FinPro, Inc. received fees of approximately $155,000 in the aggregate from Enterprise over the two year period. FinPro, Inc. provided consulting services to SB One over the two years preceding the date of FCA’s opinion and received compensation for such services. These consulting services related to loan stress testing for which it received aggregate fees of approximately $46,000 over the two year period.

The original indication of interest from SB One dated February 20, 2018 provided for (i) one member of the Enterprise Board to join the SB One Board, and (ii) a discussion of an ongoing senior executive officer role for Mr. Haake, so that SB One would retain his expertise and market presence. SB One consistently made it a condition to the transaction that Mr. Haake agree to remain employed by SB One after the transaction, and that he enter into an employment agreement with SB One.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of the proposed transaction involving SB One and Enterprise. The proposed transaction will be submitted to the shareholders of SB One and Enterprise for their consideration. In connection with the proposed transaction, SB One has filed with the SEC a definitive proxy statement/prospectus, which was first mailed to security holders of Enterprise on or about November 6, 2018. SHAREHOLDERS OF SB ONE AND ENTERPRISE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by SB One by going to the “About – Investor Relations” tab of SB One’s website at www.sbone.bank or by directing a written request to: SB One Bancorp, 100 Enterprise Drive, Suite 700, Rockaway, New Jersey, 07866, Attention: Linda Kuipers.

Forward-Looking Statements

The forward-looking statements contained in this Current Report on Form 8-K, including supplemental disclosure to the proxy statement/prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between SB One and Enterprise, including future financial and operating results and performance; statements about SB One’s and Enterprise’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may” or words of similar meaning. These forward-looking statements are based on the current beliefs and expectations of SB One’s and Enterprise’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SB One and Enterprise. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. Additional factors that could cause SB One’s and Enterprise’s results to differ materially from those described in the forward-looking statements can be found in the section of the proxy statement/prospectus entitled “Risk Factors” beginning on page 28, and SB One’s filings with the SEC, including SB One’s Annual Reports on Form 10-K, as amended, for the fiscal year ended December 31, 2017. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the proxy statement/prospectus or the date of any document incorporated by reference into this proxy statement/prospectus. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this Form 8-K and attributable to SB One or Enterprise or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, SB One and Enterprise undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB ONE BANCORP

Date: December 18, 2018	By:	/s/ Steven M. Fusco
Steven M. Fusco
Senior Executive Vice President and Chief Financial Officer